UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 4, 2022 (April 28, 2022)

On Track Innovations Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Israel

(State or Other Jurisdiction of Incorporation)

000-49877	N/A
(Commission File Number)	(IRS Employer Identification No.)

Hatnufa 5, Yokneam Industrial Zone, Yokneam, Israel	2069200
(Address of Principal Executive Offices)	(Zip Code)

011 972 4 6868000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

ISS and Glass Lewis, independent proxy advisory firms, both released their recommendation to vote FOR all proposals at the extraordinary general meeting of shareholders of On Track Innovations Ltd. (the “Company”) to be held on May 10, 2022 (the “Meeting”), and, in particular, to approve the Company’s proposed merger with Nayax Ltd. (“Nayax”). The Company believes this indicates a vote of confidence in the Company and the proposed merger.

In connection with the Meeting, the Company received a position notice from a number of the Company’s shareholders (the “Position Notice”). Although the Company is not subject to the requirements of the Israeli Companies Law 1999 relating to position notices, it voluntarily allows shareholders, in appropriate circumstances, to file a position notice. The Position Notice is attached hereto and incorporated by reference herein.

The Company’s Board of Directors rejects the content of the Position Notice and reserves the right to provide a response in the future.

Information about the Meeting and the proxy statement filed with the Securities and Exchange Commission is also available for viewing at the website maintained for the Meeting at www.proxyvote.com (as well as on the Company’s website at www.otiglobal.com/egm). We urge you to review the proxy statement and read for additional information about the contemplated Merger with Nayax.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Position Notice of Shareholders dated April 28, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Track Innovations Ltd.

Date: May 4, 2022	By:	/s/ Assaf Cohen
	Name:	Assaf Cohen
	Title:	Chief Financial Officer

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